Exhibit 99.10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 333-142592 on Form N-1A of our report dated December 22, 2010, relating to the financial statements and financial highlights of BlackRock Prepared Portfolio 2010 (in liquidation), BlackRock Prepared Portfolio 2015, BlackRock Prepared Portfolio 2020, BlackRock Prepared Portfolio 2025, BlackRock Prepared Portfolio 2030, BlackRock Prepared Portfolio 2035, BlackRock Prepared Portfolio 2040, BlackRock Prepared Portfolio 2045 and BlackRock Prepared Portfolio 2050, each a series of BlackRock Funds II, appearing in the Annual Report on Form N-CSR of BlackRock Funds II for the year ended October 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 28, 2011